SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of ________________, 2006, by and between Geocom Resources Inc., a Nevada corporation (the "Company"), and the Investors identified on the signature pages attached hereto (each an "Investor" and collectively the "Investors").

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, in the amounts set forth beneath such Investor's name on the Investor's signature page, an aggregate of ______________ units in the capital of the Company (the "Units") at a price of $0.17 per Unit. Each Unit will consist of one common share in the capital of the Company (each, a “Share”) and one common share purchase warrant (each, a “Warrant”) subject to adjustment. Each Warrant shall be non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a “Warrant Share”), as presently constituted, for a period of two years commencing from the Closing (as defined hereafter), at a price per Warrant Share of $0.50; and

WHEREAS, the Company and the Investors have agreed that the Subscription Amounts will be held in escrow until the Minimum Amount (as defined below) has been achieved.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agrees as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

(a)

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

(b)	"B.C. Act" means the Securities Act (British Columbia).
(c)	"BCSC" means the British Columbia Securities Commission.
(d)	"Clark, Wilson LLP" means the Company's attorneys.

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(e)	"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.2 hereof.
(f)	"Closing Date" shall have the meaning ascribed to such term in Section 2.3 hereof.
(g)

"Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(h)

"Escrow Agreement" means the agreement between the Company, each Investor and Clark, Wilson LLP LLP (the “Escrow Agent”) that all Subscription Amounts shall be held by the Escrow Agent until the total of Subscription Amounts equals or exceeds the Minimum Amount.

(i)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(j)	"GAAP" shall have the meaning ascribed to such term in Section 3.8 hereof.
(k)	"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.
(l)	"Material Adverse Effect" means a material adverse effect on:
(i)	the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole; or
(ii)	the ability of the Company to issue and sell the Securities contemplated hereby and to perform its obligations under this Agreement.
(m)	"Minimum Amount" means a total of $300,000 in Subscription Amounts.
(n)	"OTCBB" means The National Association of Securities Dealers Inc.'s over-the-counter bulletin board.
(o)

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(p)

"Registrable Securities" means all of the Shares and any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing.

(q)	"Registration Statement" means the registration statement to be filed by the Company pursuant to Section 7.1 hereof.
(r)	"Required Approvals" shall have the meaning ascribed to such term in Section 3.5 hereof.
(s)	"SEC Reports" shall have the meaning ascribed to such term in Section 3.8 hereof.
(t)	"Securities" means the Units.

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(u)	"Shares" means all the fully paid and non-assessable common shares in the capital stock of the Company.
(v)

"Subscription Amount" means, as to each Investor, the amount to be paid for the Units hereunder, as set forth beneath such Investor's name on the Investor's signature page, in United States Dollars and in immediately available funds.

(w)	"Subsidiary" means any subsidiary of the Company as set forth in the Company's SEC Reports.
(x)	"Units" means one common Share of the Company and one warrant to purchase one common Share of the Company.

ARTICLE 2

PURCHASE AND SALE

2.1	Purchase and Sale of the Units

Subject to the Minimum Amount of Subscription Amounts being received by the Escrow Agent, and subject to the other terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the amount set forth beneath such Investor's name on the Investor's signature page in exchange for the Subscription Amount (reflecting a per Unit purchase price of $0.17) as specified in Section 2.2 below.

2.2	Closing
(a)

Upon the terms and subject to the conditions set forth herein, concurrently with the execution and delivery of this Agreement by the parties hereto, each Investor shall deliver to the Company's attorneys, Clark, Wilson LLP, via wire transfer or a certified check immediately available funds equal to such Investor's Subscription Amount and shall simultaneously deliver or cause to be delivered this Agreement to the offices of the Company, duly executed by such Investor. The following are the wiring instructions for Clark, Wilson LLP:

HSBC BANK USA, NEW YORK ABA: 021 001 088 SWIFT CODE: HKBCCATT ACCOUNT NO.: 000050881

For further credit to:
HSBC BANK CANADA 885 WEST GEORGIA STREET VANCOUVER, BRITISH COLUMBIA V6C 3G1 CANADA

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ACCOUNT NAME: CLARK, WILSON LLP U.S. TRUST ACCOUNT NO.: 491689-002 TRANSIT NO.: 10020 BANK CODE: 16

PLEASE INSTRUCT THE BANK TO QUOTE THE INVESTOR'S NAME AND THE COMPANY'S FILE NO. 26978/0001 (BIP)

(b)

The Company, within three business days after the Closing Date, and after confirming receipt of this Agreement executed by the Investor and being advised by Clark, Wilson LLP that Clark, Wilson LLP has received the Subscription Amount for the Closing, shall deliver to each Investor the following via overnight delivery service:

(i)	a stock certificate for the number of Shares subscribed, registered in the name of such Investor; and
(ii)	this Agreement, duly executed by the Company.
(c)

The Company may at any time prior to receipt of such aggregate amount, in its sole discretion, terminate this offering of the Securities and accept or reject (in whole or in part) any Investor's subscription then in its receipt. In the event of such rejection, the Investor's payment (or, in the case of rejection of a portion of the Investor's subscription, the part of the payment relating to such rejected portion) will be returned promptly to the Investor, without interest. Each Investor understands that all payments to Clark, Wilson LLP shall be deposited in a non-interest bearing escrow account.

2.3	Conditions To Closing

Upon satisfaction or waiver by the party sought to be benefited thereby of the conditions set forth in this Section 2.3, the Closing shall occur on or before August 18, 2006, at the offices of the Company or such other date as is determined by the Company. The date that the Closing actually occurs shall be known as the "Closing Date."

(a)	The Minimum Amount of Subscription Amounts must be received by the Escrow Agent.
(b)

All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed if due prior to such date.

(c)	There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(d)	No stop order or suspension of trading shall have been imposed by the OTCBB, the SEC or any other governmental regulatory body with respect to the public trading in the Common Stock.

Clark, Wilson LLP is authorized to rely on a representation from an officer or director of the Company that the conditions have been satisfied, without further inquiry. Clark, Wilson LLP is further

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authorized and instructed, subject to the Minimum Amount being raised by the Company, to deliver that the Investor's Subscription Amount to the Company at Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the representations and warranties set forth below to each Investor.

3.1	Organization, Good Standing and Qualification

Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

3.2	Authorization

The Company has the requisite power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for:

(a)	the authorization, execution and delivery of this Agreement;
(b)	authorization of the performance of all obligations of the Company hereunder or thereunder; and
(c)

the authorization, issuance (or reservation for issuance) and delivery of the Securities. This Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

3.3	Capitalization

Schedule 3.3 sets forth:

(a)	the authorized capital stock of the Company on the date hereof;
(b)	the number of shares of capital stock issued and outstanding;
(c)	the number of shares of capital stock issuable pursuant to the Company's stock plans; and
(d)

the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.

All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable law and any rights of third parties. Except as disclosed on Schedule 3.3, no Person is entitled to pre-

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emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as disclosed on Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement, neither the Company nor any Subsidiary is currently in negotiations for the issuance of any equity securities of any kind. Except as disclosed on Schedule 3.3, there are no voting agreements, buy-sell agreements, options or rights of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as disclosed in Schedule 3.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

3.4	No Conflicts

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not:

(a)	conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents; or
(b)

subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or

(c)

result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of the foregoing clauses, such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

3.5	Filings, Consents and Approvals

To the Company's actual knowledge, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement other than:

(a)	the filing with the SEC of the Registration Statement; and
(b)	the filing of Form D with the SEC and applicable state law filings.

(collectively, the "Required Approvals").

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3.6	Issuance of the Securities

The Securities are duly authorized and, when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable, free and clear of all liens. The Company has not, and to the actual knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

3.7	Use of Proceeds

The proceeds of the sale of the Securities hereunder shall be used by the Company to continue development of the Iliamna Project, Alaska; the Santa Rosa, Marcelita and Cucaracha Projects in Chile, the south Chile reconnaissance joint venture project and additional exploration opportunities as identified and developed by Company personnel and for working capital.

3.8	SEC Reports; Financial Statements

The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has identified and made available to the Investors a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, to the actual knowledge of the Company, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company's actual knowledge, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9	Material Changes

Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports:

(a)	there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect;
(b)	the Company has not incurred any liabilities (contingent or otherwise) other than:

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(i)	trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and
(ii)	liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC;
(c)	the Company has not altered its method of accounting or the identity of its auditors;
(d)

the Company has not declared or made any dividend or distribution of cash or other property to its common stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and

(e)	the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company's existing stock option or similar plans.
3.10	Litigation

There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which:

(a)	adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities; or
(b)	could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

There has not been, and to the actual knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.11	Compliance

The Company:

(a)

is not in default under or in violation of (and, to the Company's actual knowledge, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(b)	is not in violation of any order of any court, arbitrator or governmental body; or
(c)

to the Company's actual knowledge, is not in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

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3.12	Labor Relations

No material labor dispute exists or, to the actual knowledge of the Company, is imminent with respect to any of the employees of the Company.

3.13	Regulatory Permits

The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.14	Title To Assets

The Company has good and marketable title in and to all property owned by the Company and that is material to its business, free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases concerning which the Company is in compliance.

3.15	Private Placement

Assuming the accuracy of the representations and warranties of the Investors set forth in Article IV hereof, the offer, issuance and sale of the Securities to the Investors as contemplated hereby are exempt from the registration requirements of the Securities Act.

3.16	Listing Requirements

Certain market makers make a market in the Company's Common Stock for quotation on the OTCBB. There are no proceedings pending or, to the Company's actual knowledge, threatened against the Company relating to the continued quotation of the Company's Common Stock on the OTCBB, and the Company has not received any notice of, nor to the Company's actual knowledge is there any basis for, the Common Stock to cease to be quoted on the OTCBB.

3.17	Disclosure

To the actual knowledge of the Company, neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written information relating to the Company, its business, the Subsidiaries and the transactions contemplated hereby delivered to the Investors in connection with the transactions contemplated by this Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.18	Brokers and Finders

A finder's fee of 8% in cash and 10% in warrants will be payable in connection with the transactions contemplated in this Agreement.

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3.19	No General Solicitation

Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

4.1	Organization; Authority

Investor, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by Investor of the Securities hereunder has been duly authorized by all necessary action on the part of Investor. This Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms.

4.2	Investment Intent

Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Investor's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold Securities for any period of time. Investor is acquiring the Securities hereunder in the ordinary course of its business. Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.3	Investor Status

At the time Investor was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has completed an Accredited Investor Questionnaire in the form attached herein immediately after the Investor's signature page. Investor has not been formed solely for the purpose of acquiring the Securities. Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

4.4	Investment Experience

Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Investor recognizes that investment in the Securities involves substantial risks, including loss of the entire amount of such investment, and Investor is able to bear the economic risk of investment in the Securities and to afford a complete loss of such investment.

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4.5	General Solicitation

Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6	Short Sales

From the date of this Agreement until the filing of the Registration Statement, Investor represents and warrants that it shall not engage in short sales of the Company's Common Stock, as that term is defined in applicable SEC rules.

4.7	Disclosure of Information

Investor has received, read, carefully considered, and fully understands this Agreement, the SEC Reports and all documents related to the Company and its operations required by and furnished to such Investor. In making its decision to invest in the Securities, Investor has relied upon the independent investigations made by Investor and by Investor's own professional advisors. Investor and its advisors, if any, have been given the opportunity to obtain information and to examine this Agreement and certain other information regarding the Company and to ask questions of, and to receive answers from the Company or any Person acting on the Company's behalf concerning the Securities, the Company, and terms and conditions of this investment, and to obtain any additional information to verify the accuracy of any information previously furnished. All such questions have been answered to Investor's full satisfaction.

4.8	Irrevocability of Subscription

Investor agrees that the Investor's subscription shall be irrevocable by Investor, that, except as required by applicable law, and that Investor shall not be entitled to cancel, terminate or revoke this Agreement or any of Investor's obligations hereunder.

4.9	Restricted Securities

Investor understands that:

(a)	the Securities have not been registered under the Securities Act because of their issuance in a transaction exempt from the registration requirements of the Securities Act;
(b)

the Securities must be held by Investor indefinitely (without limiting the Company's obligation hereunder to file the Registration Statement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and

(c)	the Securities will bear the legends to such effect set forth in Section 5.1(b) hereof.
4.10	British Columbia Resale Restrictions
(a)

The Investor acknowledges that the Shares are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

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(b)

Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Shares will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include a hold period (the "Canadian Hold Period") that shall have elapsed from the date on which the Securities were issued to the Subscriber and, during the currency of the Canadian Hold Period, any certificate representing the Shares is to be imprinted with a restrictive legend (the "Canadian Legend").

(c)	By executing and delivering this Agreement, the Investor will have directed the Company not to include the Canadian Legend on any certificates representing the Shares to be issued to the Investor.
(d)

As a consequence, the Investor will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Shares during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

4.11	Confidentiality and non-use of Confidential information

The Company may provide or may have provided to the Investor confidential information for the purpose of the Investor evaluating its potential investment in the Company. “Confidential information” includes all information about the Company that has not been disclosed to the public by the Company, including but not limited to a potential acquisition of properties by the Company. The Investor agrees that it will not use the confidential information for any purpose except its analysis of the investment decision regarding the Company; that it will not disclose the confidential information to any party except those professional advisors who are assisting the Investor with its investment decision after warning the professional advisors of the confidentiality of such information; and will not trade in the securities of the Company while in possession of confidential information for so long as the confidential information has not been disclosed to the public. The Investor agrees to sign any confidentiality agreement as may be presented regarding the disclosure of confidential information, but the presence or absence of such further agreement will not detract from the duties of the Investor as set out in this clause.

ARTICLE 5

COVENANTS AND AGREEMENTS

5.1	Transfer Restrictions
(a)

The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement or a transfer to the Company or to an Affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion to be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of any transfer, Investor shall have notified the Company of concerning the proposed disposition, and any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

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(b)	Investor agrees to the imprinting of the following legend on any certificate evidencing the Securities:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

(c)

An Investor may from time to time pledge pursuant to a bona fide margin account or grant a security interest in some or all of the Securities, provided the pledge or secured party is an accredited investor and, if required under the terms of such transaction, such Investor may transfer possession of the pledged or secured Securities to the pledgees or secured parties. Notice of such pledge or transfer shall be given to the Company, but such pledge or transfer will not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but the legend set forth in Section 5.1(b) hereof shall remain on the pledged Securities, and such legal opinion may be required in connection with a foreclosure by the pledgee or secured party or a subsequent transfer following default by the Investor.

5.2	Integration

The Company shall not, and shall use commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

5.3	Listing of Shares

If the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

5.4	Press Release and 8-K

On or promptly following the Closing Date, the Company shall issue a press release reasonably acceptable to the Investors disclosing the material terms of the transactions contemplated hereby and file a Current Report on Form 8-K disclosing the transactions contemplated hereby and including this Agreement as exhibits to such Form 8-K. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

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5.5	No Material Non-Public Information

The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in the Securities of the Company.

ARTICLE 6

INDEMNIFICATION

6.1	Indemnification

Each party (the "Indemnifying Party") will indemnify, defend and hold the other parties and their directors, officers, shareholders, partners, employees and agents (each, an "Indemnified Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement.

6.2	Conduct of Indemnification Proceedings

If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that:

(a)	the employment thereof has been specifically authorized by the Indemnifying Party in writing;
(b)	the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel; or
(c)

in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party.

The Indemnifying Party will not be liable to any Indemnified Party under this Agreement:
(d)	for any settlement by an Indemnified Party effected without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed; or
(e)

to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party's breach of any of its representations, warranties, covenants or agreements in this Agreement.

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ARTICLE 7

REGISTRATION RIGHTS

7.1	Registration Statement

On or before 45 days after the Closing Date, the Company shall prepare and file with the SEC a Registration Statement (the "Registration Statement") covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Registration Statement shall be on Form SB-2 (unless the Company reasonably determines that it is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith). Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 135 days of the Closing Date. In the event that either deadline is delayed, the Company will pay the Investors liquidated damages of 1.5% of each Investor's proceeds for each 30 days of delay until one year from Closing..

7.2	Participation by Investors

The Investors or Holders shall furnish to the Company such information regarding the Investors' offerings of Registrable Securities and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with the Registration Statement and any related prospectus, or any amendment thereof or supplement thereto. The Company will give each Investor, Holder and any underwriter, and their respective counsel and accountants (at the Investor's, Holder's or underwriter's sole expense), a reasonable opportunity to review, comment upon and participate in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto. The Company will also allow each Investor or Holder reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers, counsel and accountants, as shall be reasonably necessary in order to conduct a reasonable and diligent investigation in within the meaning of the Securities Act.

7.3	Amendments and Supplements

The Company shall prepare and file with the SEC such amendments and supplements, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the period of time set forth in Section 7.1 hereof. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement, the prospectus or any amendment thereof or supplement thereto, and as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement. To the extent within the control of the Company, the Company shall comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders set forth in the Registration Statement or the prospectus, as amended or supplemented.

7.4	Documents to Holders

The Company will, at the expense of the Company, furnish to the Purchaser such number of copies of the Registration Statement, prospectuses, amendments, supplements and other documents

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incident to any registration or qualification of the Registrable Securities as a Holder may from time to time reasonably request.

7.5	Registration Expenses

The Company will bear all costs and expenses related to the Registration Statement, other than the expenses incurred by the Holders for brokers' or underwriters' commissions and discounts or legal fees incurred by the Holders.

7.6	Indemnification by Company

The Company agrees to indemnify, defend and hold harmless, to the extent permitted by law, each Investor and its officers, directors, stockholders, employees, agents and representatives, and any other person deemed to control the Investor within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by:

(a)	any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company; or
(b)

any untrue statement of material fact contained in the Registration Statement, the prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Investor expressly for use therein or by such Investor's failure to deliver information reasonably requested by the Company for preparation of the Registration Statement, the prospectus or any amendments or supplements thereto.

7.7	Indemnification by Investors

If any Investor is participating in the Registration Statement, such Investor will furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement, prospectus or any amendments or supplements thereto, to the extent permitted by law, such Investor will indemnify, defend and hold harmless the Company, its directors, officers, stockholders, employees, agents and representatives, and any other person deemed to control the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or material fact contained in the Registration Statement, prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent the same are caused by or contained in any information furnished in writing to the Company by such Investor expressly for use therein or by such Investor's failure to deliver information reasonably requested by the Company for preparation of the Registration Statement, the prospectus or any amendments or supplements thereto.

7.8	Indemnification Procedures

The application of the indemnities set forth in Sections 7.6 and 7.7 hereof shall be in accordance with the procedures set forth in Section 6.2 hereof.

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ARTICLE 8

MISCELLANEOUS

8.1	Fees And Expenses

Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

8.2	Entire Agreement

This Agreement and the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

8.3	Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:

(a)	the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified herein;
(b)	three business days following the date of mailing, if sent by U.S. mail prepaid or a nationally recognized overnight courier service; or
(c)	upon actual receipt by the party to whom such notice is required to be given.

The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter.

8.4	Amendments; Waivers

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5	Construction

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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8.6	Successors And Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities in accordance with the provisions of this Agreement.

8.7	No Third-Party Beneficiaries

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in the indemnities under Sections 6.1, 7.6 and 7.7 hereof.

8.8	Governing Law; Attorneys' Fees

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its court costs and reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9	Execution

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.10	Severability

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.11	Replacement of Securities

If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation

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thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for any new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

8.12	Independent Nature of Investors' Obligations

The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to duly executed by their respective authorized signatories as of the date first indicated above.

GEOCOM RESOURCES INC.

By:

Name: John E. Hiner

Title: President

ADDRESS FOR NOTICE:

413, 114 West Magnolia Street

Bellingham, WA 98225

Attention:  John Hiner

Tel:  (360) 392-2898

Fax:  (360) 733-3941

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INVESTOR'S SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Investor Name:

Signature:

Name of Signatory:

Title of Signatory:

Subscription Amount: (U.S.$) $	for	Units

Address for Notice:

Fax Number:

Telephone Number:

E-Mail Address:

With a copy to: (which shall not constitute notice)

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ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned Investor, in connection with the acquisition of securities of GEOCOM RESOURCES INC. (the "Company"), hereby makes the following representations and warranties:

The Investor understands that the offer and sale of the Company's are not being registered under the Securities Act of 1933, as amended (the "Act") or qualified under state securities laws, in reliance upon exemptions from such registration and qualification requirements for transactions not involving any public offering. Information supplied through this Questionnaire will be used to ensure compliance with the requirements of such exemptions.

The undersigned Investor represents and warrants to the Company that:

(a)	The information contained herein is complete and accurate and may be relied upon by the Company; and
(b)

Investor will notify the Company immediately of any material change in any of such information occurring prior to the acceptance or rejection of the Investor's subscription for securities of the Company.

ALL INFORMATION WILL BE TREATED CONFIDENTIALLY

The Investor represents and warrants that the Investor falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU SATISFY, BY PLACING AN "X" ON THE APPROPRIATE LINE BELOW.

_____	Category 1.	A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or
_____	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or
_____	Category 3.	A broker or dealer registered pursuant to Section 15 of he Securities Exchange Act of 1934; or
_____	Category 4.	An insurance company as defined in Section 2(13) of the Act; or
_____	Category 5.	An investment company registered under the Investment Company Act of 1940; or
_____	Category 6.	A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

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_____	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
_____	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000;

_____	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
_____	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, nor formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

_____	Category 12.	A director, executive officer or general partner of the Company; or
_____	Category 13.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

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_____	Category 14.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	Category 15.

A trust, with total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____	Category 16.	An entity in which all of the equity owners are accredited investors.

Date:

(Signature)

(Print Name)

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SCHEDULE 3.3

The following is Schedule 3.3 to the Securities Purchase Agreement (the “Agreement”) dated as of _________, 2006 between Geocom Resources Inc. (“Geocom”) and certain Investors. The disclosures set out in this Schedule shall qualify sections of the Agreement where it is reasonably apparent that such information qualifies the representations and warranties of Geocom under the Agreement

1.	Authorized Capital Stock

Geocom’s Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock.

2.	Capital Stock Issued and Outstanding

As of July 14, 2006 the issued and outstanding is 22,257,318 shares of common stock.

3.            CONVERTIBLE SECURITIES AND SHARES RESERVED FOR ISSUANCE

(a)	Stock Options

1,700,000 shares of common stock of Geocom are reserved for issuance pursuant to Geocom’s 2003 Stock Option Plan:

1,445,000 shares of common stock of Geocom are issuable upon the exercise of outstanding stock options pursuant to the 2003 Stock Option Plan.

(b)	Share Purchase Warrants

2,130,357 shares of common stock of Geocom are reserved for issuance and issuable upon the exercise of outstanding share purchase warrants issued in connection with private placements that closed in October 2004.

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EXHIBIT A

WARRANT EXERCISE FORM

TO:	Geocom Resources, Inc.

413-114 West Magnolia Street

Bellingham, WA 98225

The undersigned Holder of the within Warrants hereby subscribes for ___________________ common shares (the “Shares”) of Geocom Resources, Inc. (the “Company) pursuant to the within Warrants at US$0.50 per Share on the terms specified in the said Warrants as amended. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

TOTAL:

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this _____ day of ______________________, 200___.

In the presence of:

Signature of Witness	Signature of Warrant Holder

Please print below your name and address in full.

Name (Mr./Mrs./Miss)

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

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